CONSENT OF INDEPENDENT AUDITORS

The Board of Directors Aetna Life Insurance and Annuity Company and Contract Owners of Variable Annuity Account C:

We consent to the use of our report dated February 7, 2000, relating to the consolidated financial statements of Aetna Life Insurance and Annuity Company and our report dated February 3, 2000, relating to the financial statements of Variable Annuity Account C, which are included in this Post-Effective Amendment No. 20 to Registration Statement (File No. 333-01107) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of Additional information.


                                                        /s/ KPMG LLP
                                                        ------------------------
                                                            KPMG LLP

Hartford, Connecticut
April 4, 2000